                                                                    Exhibit 23.2




                                   CONSENT OF
                              INDEPENDENT AUDITORS


                 We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated July 7, 1993 which appears in the Annual Report on Form 10-K for the fiscal year ended May 31, 1993 of RPM, Inc. and of our report on the Financial Statement Schedules which appears in such Annual Report on Form 10-K. We also consent to the reference to our firm made under the heading "EXPERTS" in the Prospectus.



                                           /s/ Ciulla Stephens & Co.
                                           ---------------------------
                                           CIULLA STEPHENS & CO.



Cleveland, Ohio
February 7, 1994





373/06821WAA.400